EXHIBIT 15

The Board of Directors
DUKE-WEEKS REALTY CORPORATION:

With  respect  to  the  accompanying registration  statement,  we acknowledge our awareness of the use therein of our report  dated
May   3,   1999  related  to  our  review  of  interim  financial
information.

Pursuant to Rule 436 (c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


KPMG LLP
Indianapolis, Indiana
August 10, 1999